Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Jeff Bergau jeff.bergau@arcadiabio.com +1-312-217-0419

Arcadia Biosciences Names New Chief Financial Officer

-- Experienced Executive Further Strengthens Seasoned Management Team --

DAVIS, Calif. (September 8, 2016) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), an agricultural technology company that creates value for farmers while benefitting the environment and enhancing human health, announced today that Matthew T. Plavan will join the company’s executive team as chief financial officer on September 12.

Plavan brings nearly 30 years of financial and executive leadership experience to Arcadia in the areas of business operations, fiscal management and strategy, commercial partnering, M&A and integration activities, and public and private equity fundraising. Most recently, Plavan served in multiple executive capacities, including CFO, COO and CEO with Cesca Therapeutics, Inc. (Nasdaq: KOOL), a company engaged in research, development and commercialization of autologous cell-based therapeutics. As a key member of the Arcadia management team, Plavan will play an integral role in executing the company’s strategic plan.

“Matt’s proven track record of success as an executive in biotech, healthcare and high technology companies makes him the ideal person to help us execute our strategic goals to drive growth and build shareholder value,” said Raj Ketkar, president and CEO of Arcadia. “As we continue to advance toward commercialization of our late-stage products and invest in growth opportunities, Matt’s experience will be a huge asset for Arcadia.”

Prior to Cesca, Plavan served as CFO with venture and private equity-backed technology companies, including Strion Air, Inc. and Reason, Inc. He also held executive finance positions with McKesson Corporation and audit and advisory management positions with Ernst & Young. Plavan is a certified public accountant and earned a B.A. in business economics from the University of California, Santa Barbara.

“Arcadia is unique in the agricultural products space, having built a robust pipeline of agronomic performance traits with the potential to dramatically improve the efficiency of farming and address growing global food demand,” said Plavan. “I am excited to join the team and help realize the value of these innovative products.”

Steve Brandwein, Arcadia’s VP of finance and administration, who has been serving as interim CFO, will be retiring from the company as soon as an orderly transition is complete. “Steve has been with Arcadia since its inception and has played a critical role in its growth,” said Ketkar. “We would like to thank Steve for his contributions to the success of Arcadia over the years, and we wish him well in his retirement.”

About Arcadia Biosciences, Inc.

Based in Davis, Calif., with additional facilities in Seattle, Wash. and Phoenix, Ariz., Arcadia Biosciences (Nasdaq: RKDA) develops agricultural products that create added value for farmers while benefitting the environment and enhancing human health. Arcadia’s agronomic performance traits, including Nitrogen Use Efficiency, Water Use Efficiency, Salinity Tolerance, Heat Tolerance and Herbicide Tolerance, are all aimed at making agricultural production more economically efficient and environmentally sound. Arcadia’s nutrition traits and products are aimed at creating healthier ingredients and whole foods with lower production costs. The company was recently listed in the Global Cleantech 100 and was previously named one of MIT Technology Review's 50 Smartest Companies. For more information, visit www.arcadiabio.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s expectations of Matthew Plavan’s potential contributions as an executive on the management team; and the other risks set forth in the company’s filings with the Securities and Exchange Commission from time to time, including the risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

# # #